Exhibit 99.4
CONTRIBUTION AND ROLLOVER AGREEMENT
By and among
Innovation Technology Group, Inc.
and
The Stockholders
as defined herein
Dated as of March 6, 2007

Innovation Technology Group, Inc.
CONTRIBUTION AND ROLLOVER AGREEMENT
March 6, 2007
Exhibits and Schedules

Exhibit A	Certificate of Incorporation
Schedule A	List of Stockholders
Schedule B	List of Contributors

CONTRIBUTION AND ROLLOVER AGREEMENT
     THIS CONTRIBUTION AND ROLLOVER AGREEMENT is made as of March 6, 2007, by and among Innovation Technology Group, Inc., a Delaware corporation (the “Company”), and each of the persons listed on Schedule A hereto as a Stockholder (collectively, the “Stockholders,” and each individually, a “Stockholder”).
     WHEREAS, the Company, Vitria Technology, Inc., a Delaware corporation (“Vitria Technology”) and ITG Acquisition, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”) are parties to an Agreement and Plan of Merger dated as of September 20, 2006 (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into Vitria Technology (the “Merger”);
     WHEREAS, pursuant to the terms of the Merger Agreement, upon consummation of the Merger all of the outstanding capital stock of Vitria Technology (other than shares held by the Company) will be cancelled and the holders thereof will be entitled to receive cash consideration based on the number of shares of capital stock held by them immediately prior to the Merger;
     WHEREAS, prior to the Merger, the Stockholders listed on Schedule B hereto (collectively, the “Contributors,” and each individually, a “Contributor”) desire to contribute, transfer and deliver to the Company the property identified on Schedule B hereto (the “Contribution Property”) and, in exchange for the Contribution Property, upon the terms and subject to the conditions of this Agreement the Company shall issue a number of shares (the “Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), to the Contributors;
     WHEREAS, it is the intention of the parties that the contribution of the Contribution Property and issuance of the Preferred Stock in exchange therefor occur prior to the consummation of the Merger in a transaction that is integrated with the Company’s issuance and sale of Preferred Stock to Weston Presidio V, L.P. (“WP”) pursuant to that certain Series A Preferred Stock Purchase Agreement, dated December 27, 2006, by and among the Company and WP (the “Purchase Agreement”), which issuance and sale would occur substantially concurrently with the consummation of the Merger; and
     WHEREAS, the transactions effectuated pursuant to this Contribution Agreement and the Purchase Agreement are intended to qualify under Section 351 of the Internal Revenue Code as a tax free exchange.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
SECTION I — CONTRIBUTION; ISSUANCE OF SHARES
1.1. Contribution; Issuance of Shares; Closing. (a) Upon the terms and subject to the conditions of this Agreement, each Contributor shall severally contribute, assign and transfer, free and clear of all liens, mortgages, security interests, charges and encumbrances to the Company, and the Company shall accept, all of such Contributor’s right, title and interest in the number of shares or interests of Contribution Property set forth opposite the name of such Contributor, as applicable, on Schedule B hereto. In exchange for the transfer of the Contribution Property, the Company shall issue to each Contributor the respective number of shares of Preferred Stock set forth opposite the name of such Contributor on Schedule B hereto, representing an aggregate of 24,096,386 shares of Preferred Stock. The Shares so acquired shall have the rights, preferences and other terms set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate”) attached as Exhibit A hereto. Each Contributor hereby acknowledges that from and after the Closing (as defined below), the Company shall be the owner of all right, title and interest in and to the Contribution Property. Each Contributor hereby further agrees that he or she shall not at any time do or suffer to be done any act or thing that may materially adversely affect any rights of the Company in and to the Contribution Property. Each Contributor shall take all actions necessary to execute any and all documents as may be reasonably requested by the Company from time to time to fully vest or perfect in the Company all right, title and interest in and to the Contribution Property.
     (b) Subject to the satisfaction or waiver of the conditions set forth herein, the contribution of Contribution Property in exchange for Shares shall be made at a closing (the “Closing”) to be held on the date that is prior to the Merger and is no later than two (2) business days following the satisfaction or waiver of the conditions to closing set forth in Section IV hereof or at such other time as agreed upon by the parties hereto. At the Closing, the Company will deliver to each Contributor one or more certificates representing the Shares issued against contribution of Contribution Property to such Contributor as set forth on Schedule B hereto.
SECTION II — REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     In order to induce the Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Stockholders the following representations and warranties.
     2.1. Authorization. The Company has full right, power and authority to execute, deliver and perform this Agreement and all other documents contemplated hereby. This Agreement and all other agreements and instruments contemplated hereby which are to be executed by the Company, when executed and delivered by the Company, will constitute the valid and legally blinding obligations of the Company, enforceable in accordance with their terms, except as the enforceability of this Agreement and such other agreements and instruments may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors’ rights and except as the remedy of specific performance may be unavailable in certain cases.
     2.2. The Shares. The Shares to be issued by the Company hereunder have been duly authorized by the Company and, when issued and delivered in exchange for Contribution

Property as provided for herein, will be duly and validly issued and will be fully paid and nonassessable; and the issuance of the Shares is not subject to any preemptive or similar rights.
     2.3. No Operations. The Company has not conducted any business operations prior to the date of this Agreement other than in connection with its formation and the Merger.
SECTION III — REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
     Each Stockholder, severally and not jointly (and, in the case of each of Drs. Chang and Skeen, jointly with such Stockholder’s spouse), hereby represents, warrants and covenants that:
     3.1. Authority. Stockholder has full right, power and authority to execute, deliver and perform this Agreement and all other documents contemplated hereby, and to contribute, assign, transfer and deliver the Contribution Property to be contributed by such Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Stockholder.
     3.2. Title to Contribution Property. Such Stockholder has good and valid title to the Contribution Property to be contributed at the Closing by such Stockholder hereunder; and, upon delivery of the certificates or other documents representing the Contribution Property and the issuance of the Shares in exchange therefor as provided in this Agreement, good and valid title to such Contribution Property, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the Company.
     3.3. Acquisition for Own Account. The Shares to be acquired by such Stockholder hereunder will be acquired for investment for such Stockholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.
     3.4. No Solicitation . At no time was the Stockholder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.
     3.5. Investment Experience . Such Stockholder understands that the acquisition of the Shares involves substantial risk. Such Stockholder is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act and: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Stockholder is able to fend for itself, can bear the economic risk of such Stockholder’s investment in the Shares and has such knowledge and experience in financial or business matters that such Stockholder is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Stockholder to be aware of the character, business acumen and financial circumstances of such persons.

     3.6. Restricted Securities . Such Stockholder understands that the Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Stockholder represents that such Stockholder is familiar with Rule 144 of the U.S. Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Stockholder understands that the Company is under no obligation to register any of the securities sold hereunder, except as set forth in the Investors’ Rights Agreement (as defined in the Purchase Agreement). Such Stockholder understands that no public market now exists for any of the Shares and that it is uncertain whether a public market will ever exist for the Shares.
     3.7. Legends . It is understood that the certificates evidencing the Shares and the shares of common stock of the Company issued upon conversion thereof, if any, may bear the legends set forth below:
          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”
          (b) Any legend set forth in the Investors’ Rights Agreement (as defined in the Purchase Agreement).
          (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.
SECTION IV — CONDITIONS TO CLOSING
     The obligations of each Contributor to contribute his, her or its Contribution Property shall be subject to the fulfillment to the Stockholders’ reasonable satisfaction or waiver on or before the Closing of the following conditions:
     4.1. Effectiveness of Shares Terms. The terms of the Shares as set forth in Exhibit A hereto shall have become effective by the filing of the Certificate with the Secretary of State of the State of Delaware.
     4.2. Delivery of Documents. The Company shall have executed and/or delivered to the Stockholders (or shall have caused to be executed and delivered to the Stockholders by the appropriate persons) the following:

          (a) Certificates representing the Shares;
          (b) Copies of resolutions of the Board of Directors and, as applicable, the stockholders of the Company authorizing the execution and delivery of this Agreement and all other documents contemplated hereby, as certified by the Company’s Secretary;
          (c) A copy of the Certificate certified as of a recent date by the Secretary of State of the State of Delaware;
          (d) A copy of the By-Laws of the Company certified by the Company’s Secretary; and
          (e) Such other supporting documents and certificates as the Stockholders may reasonably request.
     4.3. No Actions or Proceedings. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable judgment of the Stockholders make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.
     4.4. Approvals and Consents. The Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by them in connection with the execution and delivery of this Agreement and the performance by them of the transactions contemplated hereby, and the Stockholders shall have received copies of all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Stockholders, from all third parties.
SECTION V — MISCELLANEOUS
     5.1. Survival of Representations and Warranties. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing contemplated hereby and shall bind the successors and assigns of the relevant party, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Shares, whether so expressed or not.
     5.2. Entire Agreement. This Agreement and all other documents contemplated hereby constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.
     5.3. Amendments Waivers and Consents. For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company, on the one hand, and any Stockholder, on the other, and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, which consent must be unanimously approved by the Company’s board of directors, including the consent of the director designated by WP, and the holders of a majority interest of the voting power of the Shares. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon each holder of Shares purchased under this Agreement at the time outstanding each future holder of all such securities and the Company.
     5.4. Notices and Demands. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	750 Menlo Avenue, Suite 380
Menlo Park, California 94025
Fax: (650) 323 -8001
Attention: President

With a copy to:	Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Fax No. (650) 938-5200
Attention: Gordon K. Davidson, Esq.
David K. Michaels, Esq.

To the Management Stockholders:	At the addresses listed in the signature pages hereto

With a copy to:	Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Fax No. (650) 938-5200
Attention: Gordon K. Davidson, Esq.
David K. Michaels, Esq.
or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     5.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.
     5.6. Expenses. The Company agrees to pay all reasonable fees and disbursements of counsel to the Stockholders in connection with the negotiation, preparation and consummation of this Agreement and all other documents contemplated hereby.
     5.7. Counterparts. This Agreement and any Exhibit or Schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.
     5.8. Effect of Headings; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Agreement and all other documents contemplated hereby with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith..
     5.9. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and all disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of such state, without giving effect to its conflicts of laws principles.
[signature pages follow]

     IN WITNESS WHEREOF, the undersigned have executed this Contribution Agreement as of the day and year first above written.

COMPANY: INNOVATION TECHNOLOGY GROUP, INC.
By:	/s/ JoMei Chang, Ph.D.
	Name:	JoMei Chang, Ph.D.
	Title:	President

Address: 750 Menlo Avenue, Suite 380 Menlo Park, California 94025 Attn: President

SIGNATURE PAGE TO CONTRIBUTION AND ROLLOVER AGREEMENT

STOCKHOLDERS:

/s/ JoMei Chang, Ph.D.
JoMei Chang, Ph.D.

Address:

/s/ M. Dale Skeen, Ph.D.
M. Dale Skeen, Ph.D.

Address:

DRS. JOMEI CHANG AND M. DALE SKEEN, AS JOINT TENANTS

/s/ JoMei Chang, Ph.D.
JoMei Chang, Ph.D.

/s/ M. Dale Skeen, Ph.D.
M. Dale Skeen, Ph.D.

Address:

SKEEN/CHANG INVESTMENTS, L.P.

By:	/s/ JoMei Chang, Ph.D.
Name:	JoMei Chang, Ph.D.
Its:	General Partner

Address:

SIGNATURE PAGE TO CONTRIBUTION AND ROLLOVER AGREEMENT